Exhibit 4.2

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of March          , 2014 this “Agreement”), among STALWART TANKERS INC., a Marshall Islands corporation (the “Company”), JUNO MARITIME LTD., a Marshall Islands corporation, HAVIET CONSULTANTS CORP., a Marshall Islands corporation, ZENA SHIPMANAGEMENT CO., a Marshall Islands corporation, TRIGON MARITIME LIMITED, a Marshall Islands corporation, and BALMORAL CONSULTANTS LTD., a Marshall Islands corporation (the foregoing corporations (other than the Company) are referred to herein as the “Contributors”).

WHEREAS the Company and the Contributors have entered into a Contribution and Exchange Agreement, dated as of March          , 2014 (the “Contribution Agreement”), pursuant to which, among other things, the Contributors have agreed to contribute to the Company all their respective interests in the capital stock of the Contributed Companies (as defined in the Contribution Agreement), in exchange for an aggregate of          Common Shares (as defined herein).

WHEREAS, as a condition to entering into the Contribution Agreement, the Contributors have requested and the Company has agreed to provide certain registration rights under the Securities Act (as defined herein) as more particularly described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                  Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

(a)                “Affiliate” of any Person means any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b)                “Agreement” has the meaning set forth in the introductory paragraph hereof, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

(c)                “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Athens, Greece are authorized or required by law to close.

(d)                “Commission” means the United States Securities and Exchange Commission or any successor agency.

(e)                “Common Shares” means common shares, par value $0.01 per share, of the Company.

(f)                “Company” has the meaning set forth in the introductory paragraph hereof.

(g)                “Contribution Agreement” has the meaning set forth in the recitals hereof.

(h)                “Contributors” has the meaning set forth in the introductory paragraph hereof.

(i)                “Demand Registration” has the meaning set forth in Section 2(a).

(j)                “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)                “Holder” means any holder of record of Registrable Securities and any transferees of such Registrable Securities from such Holders. For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Securities as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

(l)                  “Initiating Holders” has the meaning set forth in Section 2(a).

(m)                “Non-Holder Securities” has the meaning set forth in Section 4(c).

(n)                “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) or any other entity.

(o)               “Piggyback Registration” has the meaning set forth in Section 4(a).

(p)               “Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including issuer free writing prospectuses, post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

(q)               “Registrable Securities” means, at any time, (i) Common Shares issued or issuable to the Contributors or their Affiliates pursuant to the terms of the Contribution Agreement and (ii) any securities issued or issuable by the Company after the date hereof in respect of such Common Shares by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation, exchange, reorganization or similar event or otherwise, but excluding any Common Shares and other securities referred to in clauses (i) and (ii) that at any time after the date hereof are sold by a Holder pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act (in which case only such securities sold shall cease to be Registrable Securities).

(r)                 “Registration Expenses” has the meaning set forth in Section 7(a).

(s)                “Registration Statement” means any registration statement of the Company filed with the Commission under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

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(t)                 “Shelf Registration” has the meaning set forth in Section 3(a).

(u)                “Securities Act” means the Securities Act of 1933, as amended.

(v)                “Suspension Notice” has the meaning set forth in Section 6(e).

(w)              “underwritten offering” or “underwritten registration” means a registration in which securities of the Company are sold to one or more underwriters for reoffering to the public.

(x)                “Withdrawn Demand Registration” has the meaning set forth in Section 2(e).

In addition to the above definitions, unless the context requires otherwise: (i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time; (ii) “including” shall be construed as inclusive without limitation, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others; (iii) references to “Section” are references to Sections of this Agreement; and (iv) words such as “herein”, “hereof”, “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole.

Section 2.                  Demand Registration.

(a)                Right to Request Registration. Subject to the terms of any lock-up agreement executed in connection with any underwriting agreement to which the Company is a party, at any time from and after the date hereof, any Holder or Holders who together hold at least 5% of the Registrable Securities (“Initiating Holders”) may request registration for resale under the Securities Act of all or part of the Registrable Securities (“Demand Registration”), provided, however, that if the Company is eligible to file a Registration Statement in connection with a Shelf Registration, such Holders or Holders shall be required to request that the Company register their Registrable Securities pursuant to a Shelf Registration rather than a Demand Registration and shall not be entitled to request any Demand Registration while such Shelf Registration is effective and available for registration of Registrable Securities. Within 10 Business Days after receipt of any such request for Demand Registration, the Company shall give written notice of such request to all other Holders of Registrable Securities and shall, subject to the provisions of Sections 2(c) and 2(d), include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice.

(b)               Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the written consent of the Holders of a majority of the Registrable Securities to be included in such registration, or, if such Demand Registration is an underwritten offering, without the written consent of the managing underwriters. If the managing underwriters of the requested Demand Registration advise the Company in writing that in their opinion the number of Registrable Securities proposed to be included in any such registration exceeds the number of securities that can be sold in such offering without having an adverse effect on such offering (including adversely affect the price per share of the Company’s equity securities to be sold in such offering), the Company shall include in such registration only the number of Registrable Securities that, in the opinion of such managing underwriters, can be sold without having the adverse effect referred to above. If the number of shares that can be sold without having the adverse effect referred to above is less than the number of Registrable Securities proposed to be registered, the Company shall allocate the amount of Registrable Securities to be so sold shall be allocated among the Holders pro rata on the basis of Registrable Securities offered for such registration by each Holder electing to participate in such registration. If the number of securities that can be sold exceeds the number of Registrable Securities proposed to be sold, such excess shall be allocated pro rata among the other holders of securities, if any, desiring to participate in such registration based on the amount of such securities initially requested to be registered by such holders or as such holders may otherwise agree.

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(c)                Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within three months after the effective date of a previous Demand Registration, a previous Shelf Registration or a previous registration under which the Initiating Holders had piggyback rights pursuant to Section 4 wherein the Initiating Holders were permitted to register, and sold, at least 50% of the Registrable Securities requested to be included therein. The Company may postpone for up to 90 days the filing or the effectiveness of a Registration Statement for a Demand Registration if, based on the good faith judgment of the Company’s board of directors, such postponement or withdrawal is necessary in order to avoid premature disclosure of a matter the board has determined would not be in the best interest of the Company to be disclosed at such time; provided, however, that in no event shall the Company withdraw a Registration Statement after such Registration Statement has been declared effective; and provided, further, however, that in the event described above, the Initiating Holders requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Company shall provide written notice to the Initiating Holders requesting such Demand Registration of (i) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this Section 2(c), (ii) the Company’s decision to file or seek effectiveness of such Registration Statement following such withdrawal or postponement and (iii) the effectiveness of such Registration Statement. The Company may defer the filing of a particular Registration Statement pursuant to this Section 2(c) only once during any 12-month period.

(d)               Selection of Underwriters. If any of the Registrable Securities covered by a Demand Registration or a Shelf Registration is to be sold in an underwritten offering, the Initiating Holders shall have the right to select the managing underwriter(s) to administer the offering subject to the approval of the Company, which shall not be unreasonably withheld.

(e)                Effective Period of Demand Registrations. After any Demand Registration filed pursuant to this Agreement has become effective, the Company shall use all reasonable efforts to keep such Demand Registration effective for a period equal to 180 days from the date on which the Commission declares such Demand Registration effective (or if such Demand Registration is not effective during any period within such 180 days, such 180-day period shall be extended by the number of days during such period when such Demand Registration is not effective), or such shorter period that shall terminate when all of the Registrable Securities covered by such Demand Registration have been sold pursuant to such Demand Registration or are freely saleable without limitation pursuant to Rule 144 promulgated under the Securities Act. If the Company shall withdraw or reduce the number of Registrable Securities that is subject to any Demand Registration pursuant to Section 2(c) (a “Withdrawn Demand Registration”), the Initiating Holders of the Registrable Securities remaining unsold and originally covered by such Withdrawn Demand Registration shall be entitled to a replacement Demand Registration that (subject to the provisions of this Section 2) the Company shall use all reasonable efforts to keep effective for a period commencing on the effective date of such Demand Registration and ending on the earlier to occur of the date (i) which is 180 days from the effective date of such Demand Registration and (ii) on which all of the Registrable Securities covered by such Demand Registration have been sold or are freely saleable without limitation pursuant to Rule 144 promulgated under the Securities Act. Such additional Demand Registration otherwise shall be subject to all of the provisions of this Agreement.

Section 3.                  Shelf Registration.

(a)                Subject to the terms of any lock-up agreement executed in connection with any underwriting agreement to which the Company is a party, if the Initiating Holders request that the Company file a Registration Statement for a public offering of all or any portion of the Registrable Securities held by such Holders at any time that the Company is eligible to use Form F-3 or any successor thereto then available to the Company providing for the resale pursuant to Rule 415 from time to time by the Holders of any and all Registrable Securities (a “Shelf Registration”), then the Company shall use all reasonable efforts to register and maintain the effectiveness of such Registration Statement until the earliest to occur of (i) the date on which all of the Registrable Securities have been registered under a Registration Statement pursuant to the Securities Act and disposed of in accordance with such Registration Statement and (ii) the date on which all of the Registrable Securities have been distributed to the public or are freely saleable without limitation pursuant to Rule 144 promulgated under the Securities Act. Whenever the Company is required by this Section 3 to use its reasonable efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 2 (including but not limited to the requirement that the Company notify all Holders from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration.

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(b)               If at any time the Company is not eligible to use a Registration Statement or a Registration Statement ceases to be effective in connection with a Shelf Registration, the Holders may, subject to the provisions of Section 2, during such time exercise Demand Registration Rights, regardless of any previous exercise of their rights under Section 3(a).

Section 4.                  Piggyback Registrations.

(a)                Right to Piggyback. From and after the date hereof, subject to the terms of any lock-up agreement executed in connection with any underwriting agreement to which the Company is a party, whenever the Company proposes to register any of its common equity securities under the Securities Act (other than on a registration statement on Form S-8, F-8 or F-4 or any similar successor forms thereto), whether for its own account or for the account of one or more shareholders of the Company, and the form of registration statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event within 10 Business Days after its receipt of notice of any exercise of other demand registration rights) to all Holders of its intention to effect such a registration and, subject to Sections 4(b) and 4(c), shall include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein from such Holder within 20 days after the receipt of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

(b)               Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering and/or that the number of Registrable Securities proposed to be included in any such registration would adversely affect the price per share of the Company’s equity securities to be sold in such offering, the underwriting shall be allocated among the Company and all Holders pro rata on the basis of the securities and Registrable Securities offered for such registration by the Company and each Holder, respectively, electing to participate in such registration.

(c)                Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company’s securities other than Registrable Securities (“Non-Holder Securities”), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering and/or that the number of Registrable Securities proposed to be included in any such registration would adversely affect the price per share of the Company’s equity securities to be sold in such offering, the underwriting shall be allocated among the holders of Non-Holder Securities and all Holders pro-rata on the basis of the Non-Holder Securities and Registrable Securities offered for such registration by the holder of Non-Holder Securities and each Holder, respectively, electing to participate in such registration.

(d)               Selection of Underwriters. If any Piggyback Registration is an underwritten primary offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering, subject to the consent of the majority of the Holders of Registrable Securities included in such registration, which shall not be unreasonably withheld.

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(e)                Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Securities, and if such previous registration has not been withdrawn or abandoned, the Company shall not be obligated to cause to become effective any other registration of any of its securities under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the termination of the offering under the previous registration.

Section 5.                  Holdback Agreements. The Company and each Holder agrees to enter into reasonable and customary lock-up agreements with the underwriters for any underwritten primary or secondary offering to the public upon request of such underwriters.

Section 6.                  Registration Procedures.

(a)                Whenever Holders request that any Registrable Securities be registered pursuant to this Agreement, the Company shall use all reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall, as soon as practical as provided herein:

(i)	prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use all reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of Registrable Securities covered by such Registration Statement and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by such Holders, the exhibits incorporated or deemed incorporated by reference, and such Holders shall have the opportunity to object to any information pertaining to such Holders that is contained therein and the Company shall make the corrections reasonably requested by such Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

(ii)	prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective, (A) in the case of a Shelf Registration, for the period described in Section 3(a), and (ii) in the case of Demand Registration, for a period not less than 180 days, or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii)	furnish to each seller of Registrable Securities (without charge) such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

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(iv)	use all reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(v)	notify each seller of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Registration Statement, including the Prospectus contained therein, contains an untrue statement of a material fact or omits any fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such Registration Statement so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vi)	in the case of an underwritten offering, enter into such customary agreements (including underwriting agreements in customary form with customary indemnification provisions) and take all such other actions as the Holders of a majority of Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, making members of senior management of the Company available to participate in, and causing them to cooperate with the underwriters in connection with, “road-show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities) and causing to be delivered to the underwriters and the sellers, if any, opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may request and addressed to the underwriters and the sellers);

(vii)	subject to receipt of acceptable confidentiality agreements, make available, for inspection by any seller of Registrable Securities or its representatives, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(viii)	use all reasonable efforts to cause all such Securities to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on the New York Stock Exchange or a national securities exchange selected by the Company;

(ix)	if requested, use all reasonable efforts to cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), letters from the Company’s independent certified public accountants addressed to each selling Holder (unless such selling Holder does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

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(x)	make generally available to its shareholders a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earnings statement under Section 11(a) of the Securities Act and Rule 158 thereunder;

(xi)	if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement, post-effective amendment or issuer free writing prospectus such information as the managing underwriters or the Holders of a majority of the Registrable Securities being sold in such underwritten offering determine, upon advice of counsel, is legally required to be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the aggregate number of shares of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and promptly make all required filings of such Prospectus supplement post-effective amendment or issuer free writing prospectus;

(xii)	provide a CUSIP number for the Registrable Securities no later than the effective date of such Registration Statement;

(xiii)	use commercially reasonable efforts to prevent the happening of any event of the kinds described in clauses (C) and (D) of Section 6(a)(xv);

(xiv)	cooperate and assist in any filings required to be made with the Financial Industry Regulatory Association; and

(xv)	promptly notify each seller of Registrable Securities and the underwriter or underwriters, if any:

(A)	when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(B)	of any written request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding Holders;

(C)	of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement;

(D)	of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction; and

(E)	of the happening of any event which makes any statement of a material fact made in any Registration Statement, Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading; and

(xvi)	obtain any required regulatory or shareholder approval necessary for a Holder or any transferee to sell its Registrable Securities in an offering.

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(b)               The Company shall ensure that no Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading (except, with respect to any Holder, for an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use therein).

(c)                The Company shall make available upon request to each Holder whose Registrable Securities are included in a Registration Statement (i) promptly after the same is prepared and publicly distributed or filed with the SEC, one copy of each Registration Statement and any amendment thereto and each preliminary Prospectus and Prospectus and each amendment or supplement thereto, and (ii) such number of copies of a Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder. The Company will promptly notify each Holder by facsimile or electronic mail of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the Commission, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the Commission as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the Commission that any such Registration Statement or any amendment thereto will not be subject to review.

(d)               The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company any other information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

(e)                Each seller of Registrable Securities agrees by having its securities treated as Registrable Securities hereunder that, upon notice of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), such seller shall forthwith discontinue disposition of Registrable Securities until such seller is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 6(a)(v), and, if so directed by the Company, such seller shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such seller’s possession, of the Prospectus covering such Registrable Common Stock current at the time of receipt of such notice; provided, however, that such postponement of sales of Registrable Securities by the Holders shall not exceed 120 days in the aggregate in any one year. If the Company shall give any notice to suspend the disposition of Registrable Securities pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 6(a)(v). In any event, the Company shall not be entitled to deliver more than three Suspension Notices in any one year.

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Section 7.                  Registration Expenses.

(a)                All fees and expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities or fees and expenses of more than one counsel representing the Holders of Registrable Securities, which shall be borne by the Holders), shall be borne by the Company (whether or not any Registration Statement is declared effective or any of the transactions described herein is consummated).

(b)               In connection with each registration initiated hereunder (whether a Demand Registration, Shelf Registration or a Piggyback Registration), the Company shall reimburse the Holders covered by such registration for the reasonable fees and disbursements of one law firm retained by the Holders of a majority of the amount of Registrable Shares included in such registration.

(c)                The obligation of the Company to bear the expenses described in Section 7(a) and to reimburse the Holders for the expenses described in Section 7(b) shall apply irrespective of whether a registration, once properly demanded or requested becomes effective or is withdrawn or suspended; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of a Holder (unless withdrawn following the delivery of a Suspension Notice by the Company) for any reason other than an adverse change in the Company or its business (unrelated to any financial market or general economic conditions that do not disproportionately affect the Company) shall be borne by such Holder.

Section 8.                  Indemnification.

(a)                To the fullest extent permitted by law, the Company shall indemnify, hold harmless and defend, each Holder, each of its directors, officers, shareholders, members, partners, employees, agents, advisors and representatives, and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against all losses, claims, damages, liabilities, judgments and expenses (including without limitation, the reasonable fees and other expenses incurred in connection with any suit, action, investigation or proceeding or any claim asserted) caused by, arising out of, in connection with or based upon, any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus (including any preliminary Prospectus) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in the light of the circumstances under which they were made, not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable “blue sky” laws, except insofar as the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same.

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(b)               In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, shall indemnify, to the fullest extent permitted by law, the Company, its officers, directors, Affiliates, and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c)                Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, such indemnifying party shall assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d)               The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(e)                If the indemnification provided for in or pursuant to this Section 8 is unavailable, unenforceable or insufficient to hold harmless any indemnified Person in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8(a) or 8(b) had been available under the circumstances.

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Section 9.                  Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

Section 10.              Reports Under the Exchange Act. The Company covenants that it shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and it shall take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act (to the extent such information is available), to the extent required to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such information and requirements.

Section 11.              Assignment of Registration Rights. Any or all of the rights of a Holder under this Agreement shall be automatically assigned by such Holder to any transferee of all or any portion of such Holder’s Registrable Securities, and such transferee shall, together with all other such transferees, also have the rights of a Holder under this Agreement, if: (i) such Holder agrees in writing with the transferee to assign such rights and a copy of such agreement is furnished to the Company; (ii) the Company is furnished with written notice of (A) the name and address of the transferee, and (B) the securities with respect to which such registration rights are being assigned; and (iii) the transferee agrees in writing with the Company to be bound by all of the provisions contained herein.

Section 12.              Miscellaneous.

(a)                Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile or electronic mail transmission (with immediate telephone confirmation thereafter),

(1)	if to the Company, to:

Stalwart Tankers Inc.
7 Fragoklissias Street
Maroussi 15125
Athens, Greece
Attention: Mr. Dimitrios Souravlas
Facsimile: +30-210-6801137
Email: project@stalwarttankers.com

(2)	if to any Holder, to the address of such Holder on the books and records of the Company.

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(b)               No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)                Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, subject to the provisions of Section 11, their respective successors and assigns.

(d)               Governing Law. The laws of the State of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, without regard to the principles of conflicts of laws thereof.

(e)                Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(f)                 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g)                Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(h)                Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(i)                  Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(j)                 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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(k)               Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Holders of a majority of the Registrable Securities (as constituted on the date hereof); provided, however, that without a Holder’s written consent no such amendment, modification, supplement or waiver shall affect adversely such Holder’s rights hereunder in a discriminatory manner inconsistent with its adverse effects on rights of other Holders hereunder (other than as reflected by the different number of shares held by such Holder); provided, further, that the consent or agreement of the Company shall be required with regard to any termination, amendment, modification or supplement of, or waivers or consents to departures from, the terms hereof, which affect the Company’s obligations hereunder. This Agreement cannot be changed, modified, discharged or terminated by oral agreement.

(l)                  Aggregation. All Registrable Securities held by or acquired by any Holder shall be aggregated together with all Registrable Securities held by or acquired by any Affiliate of such Holder for the purpose of determining the availability of any rights under this Agreement.

(m)              Equitable Relief. Without limiting the remedies available, the parties hereto acknowledge that any failure by the Company to comply with its obligations under this Agreement will result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder shall have the right to obtain such relief as may be required to specifically enforce the Company’s obligations under this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first written above.

STALWART TANKERS INC.

By:
Name:
Title:

[Signature Page Continues on Following Page]

JUNO MARITIME LTD.

By:
Name:
Title:

HAVIET CONSULTANTS CORP.

By:
Name:
Title:

ZENA SHIPMANAGEMENT CO.

By:
Name:
Title:

TRIGON MARITIME LIMITED.

By:
Name:
Title:

BALMORAL CONSULTANTS LTD.

By:
Name:
Title: